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Exhibit 4.4

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                               CompUSA Inc.,

                                as Issuer,

                             CompFinance Inc.,

                             CompService Inc.

                                    and

                              CompTeam Inc.,

                              as Guarantors,

                                    and

                    U.S. TRUST COMPANY OF TEXAS, N.A.,

                                as Trustee

                              ---------------

                       FIRST SUPPLEMENTAL INDENTURE

                       Dated as of December 1, 1995
                              ---------------



    Supplement to Indenture dated as of June 17, 1993, between CompUSA Inc., as Issuer, Compudyne Products, Inc., Compudyne Direct, Inc., CompFinance Inc., and CompService Inc., as Guarantors and U.S. Trust Company of Texas, N.A., as Trustee, relating to CompUSA Inc.'s $110,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2000


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                       FIRST SUPPLEMENTAL INDENTURE


    FIRST SUPPLEMENTAL INDENTURE, dated as of December 1, 1995, among CompUSA Inc., a corporation duly organized and existing under the laws of the State of
Delaware (the "Issuer"), CompTeam Inc., a corporation duly organized and existing under the laws of the State of Delaware ("CompTeam") and CompFinance Inc. and CompService Inc. (collectively, with CompTeam, the "Guarantors"), and
U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee"), as
Trustee under the Indenture hereinafter mentioned.

                                WITNESSETH

    WHEREAS, the Issuer, CompFinance Inc., CompService Inc., Compudyne Products, Inc. and Compudyne Direct, Inc., heretofore executed and delivered to the Trustee an Indenture dated as of June 17, 1993 (the "Original Indenture"), providing for the issuance of $110,000,000 principal amount of the Issuer's 9 1/2% Senior Subordinated Notes due 2000 (the "Securities");

    WHEREAS, Compudyne Products, Inc. and Compudyne Direct, Inc. have been merged with and into the Issuer and are therefore no longer in existence;

    WHEREAS, CompTeam is a newly formed, wholly owned subsidiary of the Issuer and wishes to guarantee Issuer's obligations with respect to the repayment of the Securities;

    WHEREAS, Section 9.01 of the Indenture, "Amendments -- Without Consent of Securityholders", provides that provisions of the Indenture may be amended or supplemented without the consent of the Holders with respect to certain matters therein identified;

    WHEREAS, CompTeam desires in and by this First Supplemental Indenture to guarantee the obligation of the Issuer to pay the principal and interest on the Securities;

    WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed;

    NOW THEREFORE, in consideration of the above premises, and in order to comply with the terms of the Indenture, the Issuer and the Guarantors covenant with the Trustee as follows:

                                ARTICLE ONE
                                DEFINITIONS

    Section 1.01. For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

    (a)  the words "herein", "hereof" and "hereunder" and other words of
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similar import refer to the Indenture and this First Supplemental Indenture as
a whole and not to any particular Article, Section or subdivision; and
    (b) capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

                                ARTICLE TWO
                         AMENDMENT AND SUPPLEMENT

    Section 2.01. The definition of "Guarantor," which follows the definition of "Guarantee" in Section 1.01 of the Indenture, is hereby deleted and replaced with the following new definition:

         "Guarantor" means each of CompFinance Inc., CompService Inc. and CompTeam Inc. and any other direct or indirect Subsidiary of the Company that executes a Subsidiary Guarantee after the date hereof, and their respective successors or assigns.

    Section 2.02. CompTeam hereby agrees to be bound by all of the terms and conditions of the Indenture as a Guarantor and to execute such documents, including without limitation a written Subsidiary Guarantee, as shall be necessary to evidence CompTeam's status as a Guarantor.

                               ARTICLE THREE
                               MISCELLANEOUS

    Section 3.01. All of the terms and conditions of the Indenture shall remain in full force and effect.

    Section 3.02. The Trustee accepts the modification of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer. The Trustee makes no representation and shall have no responsibility as to the validity of this First Supplemental Indenture.

    Section 3.03. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this First Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

    Section 3.04. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of
New York without regard to principles of conflicts of laws.

    Section 3.05. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


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    IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused
their names to be signed hereto by their respective officers thereunder duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and the year first above written.

                                  CompUSA Inc.

[SEAL]
                                  By:  /s/ James E. Skinner

                                      --------------------------------
                                       Name: James E. Skinner
Attest:                                Title: Executive Vice President

/s/ Mark R. Walker
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                                  CompFinance Inc.

[SEAL]
                                  By:  /s/ Joan Dobrzynski
                                       -------------------------------
                                       Name: Joan Dobrzynski
Attest:                                Title: President

/s/ Rick B. Mahaff
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                                  CompService Inc.

[SEAL]
                                  By:  /s/ Joan Dubrzynski

                                      ---------------------------------
                                       Name: Joan Dubrzynski
Attest:                                Title: President

/s/ Rick B. Mahaff
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                                  CompTeam Inc.

[SEAL]
                                  By:  /s/ James E. Skinner
                                      ---------------------------------
                                       Name: James E. Skinner
Attest:                                     Title: Vice President & Treasurer

/s/ Mark R. Walker
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                                  U.S. Trust Company of Texas, N.A.

[SEAL]
                                  By:  /s/ Colette E. Neuner
                                       -----------------------------------

                                       Name: Colette E. Neuner
Attest:                                     Title: Assistant Vice President

/s/ J. Stetih
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